Exhibit 32.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Linda Marbán, Ph.D., the Principal Executive Officer of Capricor Therapeutics, Inc. (the “Company”), hereby certifies, to her knowledge, that:

(1) the Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: April 1, 2019

/s/ Linda Marbán, Ph.D.
Name: Linda Marbán, Ph.D.
Title: Chief Executive Officer and Principal Executive Officer